UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2026

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West 41st Street, 21st floor,

New York, NY 10036

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective May 31, 2026, the board of directors (the “Board”) of Fusemachines Inc., a Delaware corporation (the “Company” or “Fusemachines”), following the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Julia Hirschberg as a member of the Board as a Class II director, until the Company’s 2027 annual meeting of stockholders or until Ms. Hirschberg’s successor is duly elected and qualified. Ms. Hirschberg was also appointed as a member of each of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating Committee. Ms. Hirschberg was also appointed as chair of the Compensation Committee.

Ms. Hirschberg, age 79, is the Percy K. and Vida L. W. Hudson Professor of Computer Science at Columbia University, a position she has held since 2002, and previously served as Chair of the Computer Science Department from 2012 to 2018. She received her PhD in Computer Science from the University of Pennsylvania. Prior to joining Columbia, Ms. Hirschberg worked at Bell Laboratories and AT&T Laboratories — Research from 1985 to 2003, serving as a Member of Technical Staff, Division Manager and Technology Leader, and creating the Human-Computer Interface Research Department. Ms. Hirschberg also served as a Guest Professor at the Royal Institute of Technology (KTH) in Stockholm from 2008 to 2009. She co-chaired the Computing Research Association’s Committee on Women from 2016 to 2019, was an Amazon Scholar from 2020 to 2025. Ms. Hirschberg is a Fellow of the Association for the Advancement of Artificial Intelligence (since 1994), a Fellow of the International Speech Communication Association (since 2008), a Fellow of the Association for Computational Linguistics (since 2011), a Fellow of the Association for Computing Machinery (since 2015), and a Fellow of the Institute of Electrical and Electronics Engineers (since 2017). She has been a member of the National Academy of Engineering since 2017 and a member of the American Academy of Arts and Sciences since 2018. In 2025, she was elected to the National Academy of Artificial Intelligence Academy of Sciences, from which she received the Artificial Intelligence Exploration Award. She has received PhDs from both the University of Pennsylvania and the University of Michigan.

The Nominating Committee and the Board believe that Ms. Hirschberg’s significant experience in artificial intelligence, computer science and technology leadership provides valuable operational, leadership, strategy and management skills to the Board.

There is no arrangement or understanding between Ms. Hirschberg and any other person pursuant to which Ms. Hirschberg was selected and appointed by the Board and there is no family relationship between Ms. Hirschberg and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Ms. Hirschberg which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Ms. Hirschberg will receive compensation similar to the other non-employee members of the Board as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 27, 2026 (the “Annual Report”) or incorporated by reference therein, and will execute a standard indemnity agreement with the Company substantially in the form filed as an exhibit to the Annual Report.

Resignation of Director

On May 31, 2026, in connection with the appointment of Ms. Hirschberg, Sanjay Shrestha resigned as a member of the Board, as the chair of the Compensation Committee, and as a member of each of the Audit Committee and the Nominating Committee. The resignation of Mr. Shrestha was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and the Company are deeply grateful for Mr. Shrestha’s service, dedication, and contributions to the Company.

Item 7.01. Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the appointment of Ms. Hirschberg to the Board. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated May June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 1, 2026	FUSEMACHINES INC.

		By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer